As filed with the Securities and Exchange Commission on December 30, 1999

                                                              File No. 811-8422

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 6

                              GLOBAL MANAGERS TRUST
             (Exact Name of the Registrant as Specified in Charter)

                               Elizabethan Square
                                  P.O. Box 1984
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (809) 949-6644


                           Peter E. Sundman, Chairman
                              Global Managers Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                   1800 Massachusetts Avenue, N.W., 2nd Floor
                            Washington, DC 20036-1800

                   (Names and Addresses of agents for service)

================================================================================

                                EXPLANATORY NOTE

      This Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended ("1933 Act"), because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 88 to the Registration Statement of Neuberger Berman Equity Funds ("Equity Funds") (1940 Act File No. 811-582, EDGAR Accession No. 0000898432-99-001107), as filed with the Securities and Exchange Commission on December 1, 1999 ("Spoke Registration Statement"). Part A of the Spoke Registration Statement ("Spoke's Part A") includes the joint prospectus of Neuberger Berman International Fund, a feeder fund that invests in a series of the Registrant, and the other series of Equity Funds, each of which invests in a master fund that is a series of Equity Managers Trust.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
--------------------------------------------------------------------------
        RISKS.
        -----

      Neuberger Berman International Portfolio ("Portfolio") is a series of Global Managers Trust ("Trust"), a diversified, no-load, open-end management investment company. Information on the Portfolio's investment objective, how the Portfolio intends to achieve its investment objectives, the kinds of securities in which the Portfolio principally invests, other investment practices of the Portfolio, and risk factors associated with investments in the Portfolio is incorporated herein by reference from the section(s) entitled "Goal & Strategy", "Main Risks" and the sidebar "Other Risks" in the Spoke's Part A at pages 25-26 and the "Euro and Year 2000 Issues" sidebar in the Spoke's Part A at page 62. Additional investment techniques, features, and limitations concerning the Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
-------------------------------------------------------

      Neuberger Berman Management Incorporated ("NB Management") serves as the investment manager and Neuberger Berman, LLC serves as the sub-adviser of the Portfolio.

      The following list identifies the specific sections and subsections of the Spoke's Part A under which the information required by Item 6 of Form N-1A may be found; each listed section (except for any information in that section that explicitly relates solely to the series of Equity Managers Trust and/or their investors) is incorporated herein by reference.

================================================================================
Item 6(a)(1)   Page 1, "Fund Management" sidebar; Investor Expenses:
               Management sidebar; Back Cover Page: Obtaining Information
================================================================================

================================================================================
Item 6(a)(2)   Investor Expenses:  Management sidebar
================================================================================

================================================================================
Item 6(a)(3)   Not applicable.
================================================================================

      Each investor in the Portfolio will be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      Investments in the Portfolio may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or Portfolio or, with approval of the Trustees, of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time ("Valuation Time").

ITEM 7. SHAREHOLDER INFORMATION.
-------------------------------

      Information on the time and method of valuation of the Portfolio's assets is incorporated herein by reference from the section entitled "Your Investment-Share Prices" and the sidebar "Share Price Calculations" in the Spoke's Part A at page 60.

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in the Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

      The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

      Under the current method of the Portfolio's operations, it is not subject to any U.S. federal income tax. However, each domestic investor in the Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. NB Management intends to continue to manage the Portfolio's assets and income in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

      An investor in the Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

      The Portfolio reserves the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in the Portfolio as a group, the Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

      Investments in the Portfolio may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

      The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 8. DISTRIBUTION ARRANGEMENTS.
---------------------------------

      All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The Portfolio has no Rule 12b-1 plan.

      Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section entitled "Maintaining Your Account - Fund Structure" in the Spoke's Part A at page 63.

                              GLOBAL MANAGERS TRUST

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement ("Spoke's Part B") includes the joint statement of additional information of Neuberger Berman International Fund ("Fund"), a feeder fund that invests in a series of the Registrant, and the other series of Equity Funds, each of which invests in a master fund that is a series of Equity Managers Trust.

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.
-----------------------------------------

      Information regarding the Global Managers Trust ("Trust"), as included in the SAI, is incorporated herein by reference from the Front Cover Page in the Spoke's Part B at pages 1-2.

Table of Contents                                                         Page
-----------------                                                         ---

Fund History...............................................................B-1
Description of the Fund and Its Investments and Risks......................B-2
Management of the Trust....................................................B-2
Control Persons and Principal Holders of Securities........................B-3
Investment Advisory and Other Services.....................................B-3
Brokerage Allocation and Other Practices...................................B-4
Capital Stock and Other Securities.........................................B-4
Purchase, Redemption and Pricing of Securities.............................B-5
Taxation of the Trust......................................................B-5
Underwriters...............................................................B-5
Calculation of Performance Data............................................B-5
Financial Statements.......................................................B-6

ITEM 11. FUND HISTORY.
---------------------

      The Trust is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated March 18, 1994.

      The Trust added the words "Neuberger & Berman" to the name of the International Portfolio ("Portfolio") on November 17, 1995, and changed the name of the Portfolio to "Neuberger Berman International Portfolio" on November 9, 1998.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.
--------------------------------------------------------------

      The Trust is a diversified, no-load, open-end management investment company. Part A contains basic information about the investment strategies and risks of the Portfolio, the only current series of the Trust. This section supplements the discussion in Part A of the investment strategies and risks of the Portfolio.

      Further information on the Portfolio's investment strategies and risks and its fundamental and non-fundamental policies and/or investment limitations, temporary defensive positions and Portfolio turnover, as well as other information on the Portfolio's investment program, is incorporated herein by reference from the section entitled "Investment Information" in the Spoke's Part B (in particular, the introduction thereto and the subsections entitled "Investment Policies and Limitations" at pages 1-5, "Temporary Defensive
Position" at page 5, "Investment Insight - Neuberger Berman International Portfolio" at pages 21-25, and "Additional Investment Information" at pages 25-46). "Certain Risk Considerations" at page 55 and "Portfolio Transactions - Portfolio Turnover" at page 88 in the Spoke's Part B are also incorporated herein by reference.

ITEM 13. MANAGEMENT OF THE TRUST.
--------------------------------

      Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger Berman Funds(R), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke's Part B at pages 55-62.

      The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the Neuberger Berman Funds has any retirement plan for its trustees.

                              TABLE OF COMPENSATION
                          FOR FISCAL YEAR ENDED 8/31/99
                          -----------------------------

                                                   Total Compensation from
                                    Aggregate      Investment Companies in
Name and Position                 Compensation     the Neuberger Berman Fund
with the Trust                   From the Trust    Complex Paid to Trustees
-----------------                --------------    -------------------------

Stanley Egener                         $0                      $ 0
Chairman of the Board, Chief                           (9 other investment
Executive Officer, and Trustee                             companies)

Howard A. Mileaf                     $3,350                 $ 64,250
Trustee                                                (4 other investment
                                                           companies)

John T. Patterson, Jr.               $4,000                 $ 66,500
Trustee                                                (4 other investment
                                                           companies)

John P. Rosenthal                    $3,350                 $64,250
Trustee                                                (4 other investment
                                                           companies)

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
------------------------------------------------------------

      As of December 28, 1999, the Portfolio could be deemed to be under the control of the Fund, a series of Equity Funds, which owned 98% of the value of the outstanding interests in the Portfolio. Equity Funds has informed the Trust that, in most cases where the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in the Portfolio will follow the same or a similar practice. Equity Funds is a business trust organized under the laws of Delaware. The address of the Fund is 605 Third Avenue, 2nd Floor, New York, New York, 10158-0180.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.
-----------------------------------------------

      Information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 62-70, "Trustees and Officers" at pages 55-62, "Custodian and Transfer Agent" at page 91, "Independent Auditors/Accountants" at page 92, and "Legal Counsel" at page 92 in the Spoke's Part B. The following list identifies the specific sections and subsections in the Spoke's Part B under which the information required by Item 15 of Form N-1A may be found; each listed section (except for any information in that section that explicitly relates solely to the series of Equity Managers Trust and/or their investors) is incorporated herein by reference.

                            Incorporated by Reference from the
Form N-1A Item No.          Following Section of Spoke's Part B
-----------------           -----------------------------------

Item 15(a)                  Investment Management and Administration
                            Services: Investment Manager and Administrator, Sub-Adviser, and Management and Control of NB Management; Trustees and Officers

Item 15(b)                  Not applicable

Item 15(c)                  Not applicable

Item 15(d)                  Not applicable

Item 15(e)                  Not applicable

Item 15(f)                  Not applicable

Item 15(g)                  Not applicable

Item 15(h) Investment Management and Administration Services; Custodian and Transfer Agent; Independent Auditors/ Accountants

      The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.
-------------------------------------------------

      A description of the Portfolio's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 81-88 in the Spoke's Part B.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.
-------------------------------------------

      The Trust issues shares of beneficial interest. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

      Each investor in the Portfolio is entitled to vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series of the Trust, if any, will have the opportunity to vote on certain matters affecting the entire Trust (E.G., election of the Trustees and ratification of the selection of auditors, to the extent required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or the Portfolio).

      The Trust, with respect to the Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio present or represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are present or represented by proxy or (2) a majority of the outstanding units of beneficial interest of the Portfolio. The Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors at a meeting, or by a written instrument signed by a majority of the Trustees and consented to by at least two-thirds of the Portfolio's investors, or (2) by the Trustees on written notice to the Portfolio's investors.

      The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, investors, Trustees, officers, employees, and agents in such amount as the Trustees deem adequate to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

      The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

      Upon liquidation or dissolution of the Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors. See Part A, Item 6 for information about restrictions on transferability of shares.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
-------------------------------------------------------

      Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A. Information about the Portfolio's share prices and net asset value is incorporated herein by reference to the section entitled "Share Prices and Net Asset Value" in the Spoke's Part B at pages 71-72.

ITEM 19. TAXATION OF THE TRUST.
------------------------------

      Information on the taxation of the Portfolio is incorporated herein by reference from the section entitled "Additional Tax Information -- Taxation of the Portfolios" in the Spoke's Part B at pages 77-79, substituting for "Fund" whenever used therein either "investor in the Portfolio" or "RIC investor" (I.E., an investor in the Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS.
---------------------

      NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolio's investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services.
Beneficial interests in the Portfolio are issued continuously.

ITEM 21. CALCULATION OF PERFORMANCE DATA.
----------------------------------------

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.
-----------------------------

      Audited financial statements for the Portfolio for the fiscal year ended August 31, 1999, and the report of Ernst & Young LLP, independent auditors, with respect to such audited financial statements are incorporated herein by reference from the Annual Report to Shareholders of Neuberger Berman Equity Funds for the fiscal year ended August 31, 1999, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-99-001087.

                                                                      Appendix A

                              RATINGS OF SECURITIES


      A  description  of  corporate   bond  and  commercial   paper  ratings  is
incorporated herein by reference from "Appendix A -- Ratings of Securities" in the Spoke's Part B.

                              GLOBAL MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

      Responses to Item 23(e) and (i)-(k) have been omitted pursuant to paragraph B(2)(b)of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS.
-----------------

   Exhibit                                     Description
   -------                          ---------------------------------

  (a)          Articles of Incorporation.

               (1) Declaration of Trust of Global Managers Trust. Incorporated by Reference to Amendment No. 2 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-95-000444.

               (2) Schedule A - Current Series of Global Managers Trust. Incorporated by Reference to Amendment No. 2 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-95-000444.

  (b)          By-Laws.

               (1) By-laws of Global Managers Trust. Incorporated by Reference to Amendment No. 3 to Registrant's
                     Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

               (2) Amendment to By-laws of Global Managers Trust. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

  (c)          Instruments Defining Rights of Security Holders.

               (1) Declaration of Trust of Global Managers Trust, Articles V-IX. Incorporated by Reference to Amendment No. 2 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-95-000444.

               (2)   By-laws of Global Managers Trust, Articles V, VI, and
                     VIII. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

   Exhibit                                     Description
   -------                          ---------------------------------

  (d)          Investment Advisory Contracts.

               (1)   (i)   Management Agreement between Global Managers Trust
                           and Neuberger Berman Management Incorporated.
                           Incorporated by Reference to Post-Effective
                           Amendment No. 74 to Registration Statement of
                           Neuberger Berman Equity Funds, File Nos. 2-11357 and 811-582, EDGAR Accession No.
                           0000898432-95-000426.

                     (ii) Schedule A - Series of Global Managers Trust Currently Subject to the Management Agreement. Incorporated by Reference to Post-Effective Amendment No. 74 to Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-000426.

                     (iii) Schedule B - Schedule of Compensation Under the
                           Management Agreement. Incorporated by Reference to Post-Effective Amendment No. 74 to Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-000426.

               (2)   (i)   Sub-Advisory Agreement between Neuberger and
                           Berman Management Incorporated and Neuberger Berman,
                           L.P. Incorporated by Reference to Post-Effective
                           Amendment No. 74 to Registration Statement of
                           Neuberger Berman Equity Funds, File Nos. 2-11357 and
                           811-582, EDGAR Accession No.
                           0000898432-95-000426.

                     (ii) Schedule A - Series of Global Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to Post-Effective Amendment No. 74 to Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-11357 and 811-582, EDGAR Accession No. 0000898432-95-000426.

   Exhibit                                     Description
   -------                          ---------------------------------

                     (iii) Substitution Agreement among Neuberger Berman
                           Management Incorporated, Global Managers Trust, Neuberger Berman, L.P. and Neuberger Berman, LLC. Incorporated by Reference to the substantially similar agreement filed in Amendment No. 7 to the Registration Statement of Equity Managers Trust, File No. 811-7910, Edgar Accession No. 0000898432-96-000557 (the documents differ only with respect to the date of and the master fund party to the sub-advisory agreement under which substitution is sought and the name of the executing master fund).

  (f)          Bonus or Profit Sharing Contracts.  None.

  (g)          Custodian Agreements.

               (1) Custodian Contract between Global Managers Trust and State Street Bank and Trust Company. Incorporated by Reference to Amendment No. 3 to Registrant's
                     Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

               (2) Schedule of Compensation under the Custodian Contract. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

  (h)          Other Material Contracts.

               (1) Administrative Services, Fund Accounting, and Transfer Agency Agreement between Global Managers Trust and State Street Cayman Trust Company Ltd. Incorporated by Reference to Amendment No. 3 to Registrant's
                     Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

               (2) Schedule of Compensation under the Administrative Services, Fund Accounting, and Transfer Agency Agreement. Incorporated by Reference to Amendment No. 3 to Registrant's Registration Statement, File No. 811-8422, Edgar Accession No. 0000898432-96-000574.

  (l)          Initial Capital Agreements.  None.

  (m)          Rule 12b-1 Plan.  None.

   Exhibit                                     Description
   -------                          ---------------------------------

  (n)          Financial Data Schedule.  Not Applicable.

  (o)          Rule 18f-3 Plan.  None.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
----------------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.

ITEM 25. INDEMNIFICATION.
------------------------

      A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

      Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution INTER SE in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

      Section 9 of the Management Agreement between the Registrant and Neuberger Berman Management Incorporated ("NB Management") provides that neither NB Management nor any director, officer or employee of NB Management performing services for the series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed
(i) to protect NB Management against any liability to the Registrant or any series thereof or its holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of NB Management's duties, or by reason of NB Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger Berman, LLC ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER.
-----------------------------------------------------------------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 26 in Part C of Post-Effective Amendment No. 88 to the Registration Statement on Form N-1A of Neuberger Berman Equity Funds (1940 Act File No. 811-582, EDGAR Accession No. 0000898432-99-001107), as filed with the Securities and Exchange Commission on December 1, 1999.

ITEM 27. PRINCIPAL UNDERWRITERS.
-------------------------------

      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.
-----------------------------------------

      All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Cayman Trust Company, Ltd., Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

ITEM 29. MANAGEMENT SERVICES.
----------------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30. UNDERTAKINGS.
---------------------

      None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, at New York, New York, on the 28th day of December, 1999.

                                   GLOBAL MANAGERS TRUST



                                   By: /s/ Peter E. Sundman
                                       --------------------
                                       Peter E. Sundman, Chairman

                              GLOBAL MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS


                                                                 Sequentially
Exhibit                            Description                  Numbered Page
-------                       ---------------------             -------------

  (a)         Articles of Incorporation.
              (1)   Declaration of Trust of Global Managers          N.A.
                    Trust.  Incorporated by Reference to
                    Amendment No. 2 to Registrant's
                    Registration Statement, File No. 811-8422,
                    Edgar Accession No. 0000898432-95-000444.

              (2)   Schedule A - Current Series of Global            N.A.
                    Managers Trust. Incorporated by Reference to Amendment No. 2 to Registrant's
                    Registration Statement, File No. 811-8422,
                    Edgar Accession No. 0000898432-95-000444.

  (b)         By-Laws.

              (1)   By-laws of Global Managers Trust.                N.A.
                    Incorporated by Reference to Amendment No.
                    3 to Registrant's Registration Statement,
                    File No. 811-8422, Edgar Accession No.
                    0000898432-96-000574.

              (2)   Amendment to By-laws of Global Managers          N.A.
                    Trust. Incorporated by Reference to
                    Amendment No. 3 to Registrant's
                    Registration Statement, File No. 811-8422,
                    Edgar Accession No. 0000898432-96-000574.

  (c)         Instruments Defining Rights of Security Holders.

              (1)   Declaration of Trust of Global Managers          N.A.
                    Trust, Articles V-IX.  Incorporated by
                    Reference to Amendment No. 2 to
                    Registrant's Registration Statement, File
                    No. 811-8422, Edgar Accession No.
                    0000898432-95-000444.

                                                                 Sequentially
Exhibit                            Description                  Numbered Page
-------                       ---------------------             -------------

              (2)   By-laws of Global Managers Trust, Articles
                          V, VI, and VIII. Incorporated by
                          Reference to Amendment No. 3 to
                          Registrant's Registration Statement,
                          File No. 811-8422, Edgar Accession
                          No. 0000898432-96-000574.

  (d)         Investment Advisory Contracts.

              (1)   (i)   Management Agreement between Global        N.A.
                          Managers Trust and Neuberger Berman
                          Management Incorporated.
                          Incorporated by Reference to
                          Post-Effective Amendment No. 74 to
                          Registration Statement of Neuberger
                          Berman Equity Funds, File Nos.
                          2-11357 and 811-582, EDGAR Accession
                          No. 0000898432-95-000426.

                    (ii)  Schedule A - Series of Global              N.A.
                          Managers Trust Currently Subject to
                          the Management Agreement.
                          Incorporated by Reference to
                          Post-Effective Amendment No. 74 to
                          Registration Statement of Neuberger
                          Berman Equity Funds, File Nos.
                          2-11357 and 811-582, EDGAR Accession
                          No. 0000898432-95-000426.

                    (iii) Schedule B - Schedule of                   N.A.
                          Compensation Under the Management
                          Agreement.  Incorporated by
                          Reference to Post-Effective
                          Amendment No. 74 to Registration
                          Statement of Neuberger Berman Equity
                          Funds, File Nos. 2-11357 and
                          811-582, EDGAR Accession No.
                          0000898432-95-000426.

                                                                 Sequentially
Exhibit                            Description                  Numbered Page
-------                       ---------------------             -------------

              (2)   (i)   Sub-Advisory Agreement between             N.A.
                          Neuberger and Berman Management
                          Incorporated and Neuberger Berman,
                          L.P.  Incorporated by Reference to
                          Post-Effective Amendment No. 74 to
                          Registration Statement of Neuberger
                          Berman Equity Funds, File Nos.
                          2-11357 and 811-582, EDGAR Accession
                          No. 0000898432-95-000426.

                    (ii)  Schedule A - Series of Global              N.A.
                          Managers Trust Currently Subject to
                          the Sub-Advisory Agreement.
                          Incorporated by Reference to
                          Post-Effective Amendment No. 74 to
                          Registration Statement of Neuberger
                          Berman Equity Funds, File Nos.
                          2-11357 and 811-582, EDGAR Accession
                          No. 0000898432-95-000426.

                    (iii) Substitution Agreement among Neuberger

                          Berman Management Incorporated,
                          Global Managers Trust, Neuberger
                          Berman, L.P. and Neuberger Berman,
                          LLC. Incorporated by Reference to
                          the substantially similar
                          agreement filed in Amendment No. 7
                          to the Registration Statement of
                          Equity Managers Trust, File No.
                          811-7910, Edgar Accession No.
                          0000898432-96-000557 (the
                          documents differ only with respect
                          to the date of and the master fund
                          party to the sub-advisory
                          agreement under which substitution
                          is sought and the name of the
                          executing master fund).

  (f)         Bonus or Profit Sharing Contracts.  None.              N.A.

                                                                 Sequentially
Exhibit                            Description                  Numbered Page
-------                       ---------------------             -------------

  (g)         Custodian Agreements.

              (1)   Custodian Contract between Global Managers       N.A.
                    Trust and State Street Bank and Trust
                    Company. Incorporated by Reference to
                    Amendment No. 3 to Registrant's
                    Registration Statement, File No.
                    811-8422, Edgar Accession No.
                    0000898432-96-000574.

              (2)   Schedule of Compensation under the
                    Custodian Contract.  Incorporated by
                    Reference to Amendment No. 3 to
                    Registrant's Registration Statement, File
                    No. 811-8422, Edgar Accession No.
                    0000898432-96-000574.

  (h)         Other Material Contracts.

              (1)   Administrative Services, Fund Accounting,        N.A.
                    and Transfer Agency Agreement between
                    Global Managers Trust and State Street
                    Cayman Trust Company Ltd.  Incorporated by
                    Reference to Amendment No. 3 to
                    Registrant's Registration Statement, File
                    No. 811-8422, Edgar Accession No.
                    0000898432-96-000574.

              (2)   Schedule of Compensation under the               N.A.
                    Administrative Services, Fund Accounting, and Transfer Agency Agreement.
                    Incorporated by Reference to Amendment No.
                    3 to Registrant's Registration Statement,
                    File No. 811-8422, Edgar Accession No.
                    0000898432-96-000574.

  (l)         Initial Capital Agreements.  None.                     N.A.

  (m)         Rule 12b-1 Plan.  None.                                N.A.

  (n)         Financial Data Schedule.  Not Applicable.              N.A.

  (o)         Rule 18f-3 Plan.  None.                                N.A.